Exhibit 3.1

RESTATED CERTIFICATE

OF INCORPORATION

OF

HARRIS CORPORATION

(1995)

RESTATED CERTIFICATE OF INCORPORATION

OF HARRIS CORPORATION

(1995)

HARRIS CORPORATION, a corporation organized and existing under and by virtue of an Act of the General Assembly of the State of Delaware, entitled “An Act Providing A General Corporation Law,” approved March 10, 1899, and the acts amendatory thereof and supplemental thereto, the Certificate of Incorporation of which was filed in the office of the Secretary of State of Delaware on December 6, 1926, and recorded in the office of the Recorder of Deeds of the State of Delaware in and for New Castle County on December 6, 1926, does hereby certify:

I. That the name under which this corporation was originally incorporated was “HARRIS-SEYBOLD-POTTER COMPANY.” This name was changed to “HARRIS-SEYBOLD COMPANY” by an amendment to the Certificate of Incorporation filed in the office of the Secretary of State of Delaware on April 3, 1946. The name was further changed to “HARRIS-INTERTYPE CORPORATION” by an amendment to the Certificate of Incorporation filed in the office of the Secretary of State of Delaware on June 27, 1957. The name was further changed to “HARRIS CORPORATION” by an amendment to the Restated Certificate of Incorporation (1972) filed in the office of the Secretary of State of Delaware on May 15, 1974.

II. That at a meeting of the Board of Directors of said corporation held on August 26, 1995, resolutions were duly adopted proposing an amendment to the Restated Certificate of Incorporation (October 1986) of said corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders for their approval; that said amendment was duly adopted by a vote of the stockholders of said corporation on October 27, 1995; that the following Restated Certificate of Incorporation (1995) was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, that such incorporates that amendment adopted by the shareholders of the corporation on October 27, 1995 and hereby restates and integrates the provisions of said corporation’s Restated Certificate of Incorporation (October 1986) as theretofore amended or supplemented, and that there is no discrepancy between those provisions and the provisions of the following Restated Certificate of Incorporation (1995).

FIRST: The name of this corporation is

HARRIS CORPORATION

SECOND: Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange St., in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange St., Wilmington, Delaware.

THIRD: The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

To acquire the entire assets, business and good will of the Harris Automatic Press Company, an Ohio corporation, and of any other corporations and in connection therewith to determine what portion of the assets so acquired shall constitute capital and what portion shall constitute surplus available for dividends on the capital stock of this corporation, such surplus not to exceed the combined surpluses of the companies whose assets are so acquired as of the time of the acquisition thereof;

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation;

To engage in the manufacture of printing and lithographing presses of any and all types and makes, also paper cutting and trimming machinery and any and all machines and articles that may be used in the printing and lithographing business;

To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with, goods, wares and merchandise and real and personal property of every class and description;

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation;

To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidence of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, country, nation or government and while the owner thereof to exercise all the rights, powers and privileges of ownership;

To issue bonds, debentures or obligations of this corporation from time to time, for any of the objects or purposes of the corporation, and to secure the same by mortgage, pledge, deed of trust, or otherwise;

To issue common stock, purchase warrants in connection with the sale or issue of the shares of capital stock of any class, or of other securities in order to vest in the purchasers or holders of such shares of capital stock or other securities the option right to purchase shares of common stock of the corporation in such amount and upon such terms as may be set forth in such warrants, all shares of common stock reserved for the purpose of being sold pursuant to the terms of such warrants to be free from any and all preemptive rights of any stockholders with respect thereto;

To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly;

To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country;

In general, to carry on any other business in connection with the foregoing, whether manufacturing or otherwise, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the act hereinafter referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

FOURTH: Section 1. The total number of shares of all classes of stock which this corporation shall have authority to issue is 251,000,000 shares, of which 250,000,000 shares shall be Common Stock of the par value of $1 per share and 1,000,000 shares shall be Preferred Stock without par value.

Section 2. The terms and provisions of the Common Stock of the par value of $1 per share are as follows:

A. The holders of Common Stock are entitled at all times to one vote for each share; subject, however, to the voting rights of the holders of the Preferred Stock. The Common Stock is subject to all of the terms and provisions of the Preferred Stock as fixed by the Board of Directors as hereinafter provided.

B. No holder of any class of shares of the corporation shall have any preemptive or other preferential right to subscribe to or purchase any shares of any class of stock of the corporation, whether now or hereafter authorized and whether unissued or in the treasury, or to subscribe to or purchase any obligations convertible into shares of any class of stock of the corporation, at any time issued or sold.

Section 3. The Preferred Stock shall be issued from time to time in one or more series with such distinctive serial designations and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates; on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board.

FIFTH: This corporation is to have perpetual existence.

SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

SEVENTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

To make and alter the by-laws of this corporation, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by resolution of the stockholders or directors.

If the by-laws so provide, to designate two or more of its number to constitute an executive committee, which committee shall for the time being, as provided in said resolution or in the by-laws of this corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this corporation, and have power to authorize the seal of this corporation to be affixed to all papers which may require it.

Pursuant to the affirmative vote of the holders of at least a majority of the stock issued and outstanding, having voting power, given at a stockholders’ meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of this corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interest of the corporation.

This corporation may in its by-laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the statute.

Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings, and to have one or more offices within or without the State of Delaware, and to keep the books of this corporation (subject to the provisions of the statutes), outside of the State of Delaware, at such places as may be from time to time designated by the Board of Directors.

EIGHTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

NINTH: Section 1. A. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this Article:

(i) any merger or consolidation or share exchange of this corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder, in each case without regard as to which entity shall be the surviving entity; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of this corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

(iii) the issuance or transfer by this corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of this corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of this corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

(v) any reorganization or reclassification of securities (including any reverse stock split, or recapitalization of this corporation, or any merger or consolidation of this corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of this corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class (it being understood that for purposes of this Article, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Fourth of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

B. Definition of “Business Combination.” The term “Business Combination” as used in this Article shall mean any transaction which is referred to in any one or more of Clauses (i) through (v) of Paragraph A of this Section 1.

Section 2. The provisions of Section 1 of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following Paragraphs A and B are met:

A. Approved by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

B. Price and Procedure Requirements. All of the following conditions shall have been met:

(i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (a) within the 2-year period immediately prior to the first public announcement of the proposal of the Business Combination or (b) in the transactions in which it became an Interested Stockholder, whichever is higher;

(ii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

(iii) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of this corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Section 3. For the purposes of this Article:

A. A “person” shall mean any individual, firm, corporation or other entity.

B. “Interested Stockholder” shall mean any person (other than this corporation or any Subsidiary) who or which:

(i) is the beneficial owner, directly or indirectly, of more than 10 percent of the voting power of the outstanding Voting Stock; or

(ii) is an Affiliate of this corporation and at any time within the 2-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the 2-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

C. A person shall be a “beneficial owner” of any Voting Stock:

(i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

D. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

E. “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 27, 1984, and shall include in any case any person that directly or indirectly controls or is controlled by or is under common control with the person specified.

F. “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by this corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph B of this Section 3, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by this corporation.

G. “Continuing Director” means any member of the Board of Directors of this corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

H. “Fair Market Value” means (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

I. In the event of any Business Combination in which this corporation survives, the phrase “consideration [other than cash] to be received” as used in Paragraphs B(i) and (ii) of Section 2 of this Article shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

J. The directors of this corporation shall have the power and duty to determine on the basis of information known to them after reasonable inquiry, (i) whether a person is an

Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, and (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

Section 4. Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

Section 5. Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of this corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws of this corporation), the affirmative note of the holders of 80 percent or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article of this Certificate of Incorporation.

TENTH: Section 1. Any purchase by this corporation of shares of Voting Stock from an Interested Shareholder, other than pursuant to an offer to the holders of all of the outstanding shares of the same class of Voting Stock as those so purchased, at a per share price in excess of the Market Price at the time of such purchase of the shares so purchased, shall require the affirmative vote of the holders of that amount of the voting power of the Voting Stock equal to the sum of:

(i) the voting power of the shares of Voting Stock of which the Interested Shareholder is the beneficial owner, and

(ii) a majority of the voting power of the remaining outstanding shares of Voting Stock, voting together as a single class.

Section 2. In any election of directors of this corporation on or after the date on which any 40 percent Shareholder (as hereinafter defined) becomes a 40 percent Shareholder, and until such time as no 40 percent Shareholder any longer exists, there shall be cumulative voting for election of directors so that any holder of shares of Voting Stock entitled to vote in such election shall be entitled to as many votes as shall equal the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares would be entitled except for the provision of this Section 2, and such shareholder may cast all of such votes for a single director, or distribute such votes among as many candidates as such shareholder sees fit. In any such election of directors, one or more candidates for the Board of Directors of the corporation may be nominated by a majority of the Disinterested Directors. With respect to any candidates nominated by a majority of the Disinterested Directors or by any person who is the beneficial owner of shares of Voting Stock having a Market Price of $100,000 or more, there shall be included in any proxy statement or other communication with respect to such election to be sent to holders of shares of Voting Stock by the corporation during the period in which there is a 40 percent Shareholder, at the expense of the corporation, descriptions and other statements of or with respect to such candidates submitted by them or on their behalf, which shall receive equal space, coverage and treatment as is received by candidates nominated by the Board of Directors or management of the corporation.

Section 3. It shall be the duty of any Interested Shareholder:

(i) to give or cause to be given written notice to the corporation, immediately upon becoming an Interested Shareholder, of such person’s status as an Interested Shareholder and of such other information as the corporation may reasonably require with respect to identifying all owners and amount of ownership of the outstanding Voting Stock of which such Interested Shareholder is a beneficial owner as defined herein, and

(ii) to notify the corporation promptly in writing of any change in the information provided in subparagraph (i) of this Section 3,

provided, however, that the failure of an Interested Shareholder to comply with the provisions of this Section 3 shall not in any way be construed to prevent the corporation from enforcing the provisions of this Article.

Section 4. For the purposes of this Article:

A. A “person” shall mean any individual, firm, corporation, or other entity.

B. “Voting Stock” shall mean the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors.

C. “Interested Shareholder” shall mean any person (other than the corporation or any Subsidiary) who or which:

(i) is the beneficial owner, directly, or indirectly, of 5 percent or more of the voting power of the outstanding Voting Stock; or

(ii) is an Affiliate of the corporation and at any time within the 2-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5 percent or more of the voting power of the then outstanding Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the 2-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

D. “40 percent Shareholder” shall mean any person (other than the corporation or any Subsidiary) who or which:

(i) is the beneficial owner, directly or indirectly, of 40 percent or more of the voting power of the outstanding Voting Stock; or

(ii) is an Affiliate of the corporation and at any time within the 2-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 40 percent or more of the voting power of the then outstanding Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the 2-year period immediately prior to the date in question beneficially owned by any 40 percent Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

E. A person shall be a “beneficial owner” of any Voting Stock:

(i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement, or understanding; or

(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock.

F. For the purpose of determining whether a person is an Interested Shareholder or a 40 percent Shareholder pursuant to this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph E of this Section 4 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

G. “Market Price” means the last closing sale price immediately preceding the time in question of a share of the stock in question on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the last closing bid quotation with respect to a share of such stock immediately preceding the time in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use (or any other system of reporting or ascertaining quotations then available), or if such stock is not so quoted, the fair market value at the time in question of a share of such stock as determined by the Board in good faith.

H. “Fair Market Value” means:

(i) in the case of stock, the Market Price, and

(ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

I. “Disinterested Director” means any member of the Board of Directors of the corporation (the “Board”) who is unaffiliated with any Interested Shareholder and/or 40 percent Shareholder and was a member of the Board prior to the time that any Interested Shareholder or 40 percent Shareholder became an Interested Shareholder or 40 percent Shareholder, and any successor of a Disinterested Director who is unaffiliated with any Interested Shareholder or 40 percent Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

Section 5. A majority of the Disinterested Directors of the corporation shall have the power and duty to determine for the purposes of this Article, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder or a 40 percent Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, and (C) whether a person is an Affiliate or an Associate of another person. The good faith determination of a majority of the Disinterested Directors shall be conclusive and binding for all purposes of this Article.

Section 6. Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation, or the bylaws of the corporation), the affirmative vote of the holders of at least 80 percent of the voting power of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article.

ELEVENTH: The business and affairs of this corporation shall be managed by or under the direction of a Board of Directors consisting of not less than 8 or more than 13 directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.

At the 1985 annual meeting of stockholders, Class I directors shall be elected for a 1-year term, Class II directors for a 2-year term and Class III directors for a 3-year term. At each succeeding annual meeting of stockholders beginning in 1986, successors to the class of directors whose term expires at that annual meeting shall be elected for a 3-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred or preference stock issued by this corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

No person (other than person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of stockholders unless a written request that his or her name be placed in nomination is received from a stockholder of record by the Secretary of this corporation not less than 30 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

No director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit.

TWELFTH: No action shall be taken by stockholders of this corporation except at an annual or special meeting of stockholders of this corporation.

IN WITNESS WHEREOF, HARRIS CORPORATION has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its Chairman, President and Chief Executive Officer, and its Assistant Secretary this 8th day of December, 1995.

HARRIS CORPORATION

By:

/s/ P. W. Farmer
P.W. Farmer, Chairman, President and Chief Executive Officer

Attest:

/s/ K. G. Fink
K.G. Fink, Assistant Secretary

STATE OF FLORIDA )

BREVARD COUNTY ) ss:

BE IT REMEMBERED that on this 8th day of December, 1995, personally came before me, a Notary Public in and for the County and State aforesaid, P.W. Farmer, Chairman, President and Chief Executive Officer, and K.G. Fink, Assistant Secretary of Harris Corporation, a corporation of the State of Delaware, the corporation described in and which executed the foregoing Certificate, known to me personally to be such, and they, the said P.W. Farmer and K.G. Fink, as such Chairman, President and Chief Executive Officer, and such Assistant Secretary, duly executed said Certificate before me and acknowledged the said Certificate to be their act and deed and the act and deed of said corporation and that the facts stated therein are true; that the signatures of said Chairman, President and Chief Executive Officer, and Assistant Secretary of said corporation to said foregoing Certificate are in the handwriting of the said Chairman, President and Chief Executive Officer, and Assistant Secretary of said corporation, respectively, and that the seal affixed to said Certificate is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Sandra DePascale
Sandra DePascale Notary Public, State of Florida Commission CC 342399 Commission Expires 02/13/98

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

HARRIS CORPORATION

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

HARRIS CORPORATION

2. The registered office of the corporation with the State of Delaware is changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby change to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Executed on December 20, 2007.

/s/ Scott T. Mikuen
Scott T. Mikuen
Corporate Secretary

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

HARRIS CORPORATION

HARRIS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to Section 1 of Article FOURTH of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for approval and adoption. The Board of Directors approved the following amendment to Section 1 of Article FOURTH of the Restated Certificate of Incorporation of the Corporation, to read in its entirety as follows:

“FOURTH: Section 1. The total number of shares of all classes of stock which this corporation shall have authority to issue is 501,000,000 shares, of which 500,000,000 shares shall be common stock of the par value of $1 per share and 1,000,000 shares shall be preferred stock without par value.”

SECOND: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to Article ELEVENTH of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for approval and adoption. The Board of Directors approved amendments to Article ELEVENTH of the Restated Certificate of Incorporation of the Corporation so that such Article ELEVENTH shall read in its entirety as follows:

“ELEVENTH: The business and affairs of this corporation shall be managed by or under the direction of a Board of Directors consisting of not less than 8 or more than 13 directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors.

“At the 2008 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2011 annual meeting of stockholders and until such directors’ successors shall have been elected and qualified. Commencing at the 2009 annual meeting of stockholders, directors shall be elected annually for terms of one year, except that any director in office at the 2009 annual meeting whose term expires at the annual meeting of stockholders in 2010 or 2011 (a “Continuing Classified Director”) shall

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continue to hold office until the end of the term for which such director was elected and until such director’s successor shall have been elected and qualified. At each annual meeting of stockholders after the terms of all Continuing Classified Directors have expired, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such directors’ successors shall have been elected and qualified. In no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

“Any director, or the entire Board of Directors, of this corporation may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors at a meeting of stockholders called for that purpose, except that Continuing Classified Directors may be removed only for cause.

“Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred or preference stock issued by this corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by such terms.

“No person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of stockholders unless a written request that his or her name be placed in nomination is received from a stockholder of record by the Secretary of this corporation not less than 30 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

“No director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit.”

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THIRD: That thereafter, pursuant to the resolutions of the Board of Directors, the proposed amendments were submitted to the stockholders of the Corporation for consideration at the 2008 Annual Meeting of Shareholders, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, and at such meeting a majority of the outstanding stock entitled to vote thereon was voted in favor of the amendments.

FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation of Harris Corporation to be executed on its behalf by Scott T. Mikuen, an authorized officer of the Corporation as of this 28th day of October, 2008.

HARRIS CORPORATION

By:	/s/ Scott T. Mikuen
Scott T. Mikuen
Vice President, Associate General
Counsel and Secretary

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CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

HARRIS CORPORATION

HARRIS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for approval and adoption. Said amendment approved by the Board of Directors was to add a new Article THIRTEENTH to the Restated Certificate of Incorporation of the Corporation, which new Article THIRTEENTH reads in its entirety as follows:

“THIRTEENTH: Special meetings of stockholders of this corporation may be called at any time by, but only by, the board of directors of this corporation or, as and to the extent required by the by-laws of this corporation, by the Secretary of this corporation upon the written request of the holders of record of not less than 25% of the voting power of all outstanding shares of Common Stock of this corporation, such voting power to be calculated and determined in the manner specified, and with any limitations as may be set forth, in this corporation’s by-laws. Each special meeting shall be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.”

SECOND: That thereafter, pursuant to the resolutions of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation for consideration at the 2012 Annual Meeting of Shareholders, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, and at such meeting a majority of the outstanding stock entitled to vote thereon was voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation of Harris Corporation to be executed on its behalf by Scott T. Mikuen, an authorized officer of the Corporation as of this 26th day of October, 2012.

HARRIS CORPORATION

By:	/s/ Scott T. Mikuen
Scott T. Mikuen
Vice President, General
Counsel and Secretary

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CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

HARRIS CORPORATION

Harris Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify that:

1.           The Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

FIRST:                 Article FIRST to the Restated Certificate of Incorporation of the Corporation shall hereby be amended and restated to read in its entirety as follows:

“FIRST:  The name of the corporation is L3Harris Technologies, Inc.”

SECOND:            Article SEVENTH of the Restated Certificate of Incorporation of the Corporation shall hereby be amended and restated to read in its entirety as follows:

“SEVENTH:  In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to Article FOURTEENTH of this Certificate of Incorporation, to make and alter the by-laws of this corporation, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by resolution of the stockholders or directors.

Subject to Article FOURTEENTH of this Certificate of Incorporation, if the by-laws so provide, to designate two or more of its number to constitute an executive committee, which committee shall for the time being, as provided in said resolution or in the by-laws of this corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this corporation, and have power to authorize the seal of this corporation to be affixed to all papers which may require it.

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Pursuant to the affirmative vote of the holders of at least a majority of the stock issued and outstanding, having voting power, given at a stockholders’ meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of this corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interest of the corporation.

Subject to Article FOURTEENTH of this Certificate of Incorporation, this corporation may in its by-laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the statute.

Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings, and to have one or more offices within or without the State of Delaware, and to keep the books of this corporation (subject to the provisions of the statutes), outside of the State of Delaware, at such places as may be from time to time designated by the Board of Directors.”

THIRD:                Article EIGHTH of the Restated Certificate of Incorporation of the Corporation shall hereby be amended and restated to read in its entirety as follows:

“EIGHTH:  Subject to Article FOURTEENTH of this Certificate of Incorporation, this corporation reserves the right to amend, alter, change or repeal any provision contained in the Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.”

FOURTH:            Article ELEVENTH of the Restated Certificate of Incorporation of the Corporation shall hereby be amended and restated to read in its entirety as follows:

“ELEVENTH:  Subject to Article FOURTEENTH of this Certificate of Incorporation, the business and affairs of this corporation shall be managed by or under the direction of a Board of Directors consisting of not less than 8 or more than 13 directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors.

At each annual meeting of stockholders, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such directors’ successors shall have been elected and qualified.  In no case will a decrease in the number of directors shorten the term of any incumbent director.

Subject to Article FOURTEENTH of this Certificate of Incorporation, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Any director, or the entire Board of Directors, of this corporation may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors at a meeting of stockholders called for that purpose.

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Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred or preference stock issued by this corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by such terms.

No director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit.”

FIFTH:                 The Restated Certificate of Incorporation of the Corporation shall hereby be amended by adding a new Article FOURTEENTH, which new Article FOURTEENTH shall read in its entirety as follows:

“FOURTEENTH:

Section 1.            Definitions

“Closing Date” means the Closing Date (as such term is defined in the Merger Agreement).

 “Designated L3 Directors” means the directors of this corporation (other than the Former L3 CEO) who were designated by L3 prior to the Effective Time and appointed by the Board of Directors to serve as directors of this corporation effective as of the Effective Time, in each case, pursuant to Article IV of the Merger Agreement.

“Designated Harris Directors” means the directors of this corporation (other than the Pre-Closing CEO) who were designated by Harris prior to the Effective Time to continue to serve as directors of this corporation effective as of the Effective Time, in each case, pursuant to Article IV of the Merger Agreement.

“Effective Time” means the Effective Time (as such term is defined in the Merger Agreement).

“Former L3 CEO” means the chairman, chief executive officer and president of L3 as of immediately prior to the Effective Time.

“Former L3 Directors” means the Designated L3 Directors and the Former L3 CEO.

“Former Harris Directors” means the Designated Harris Directors and the Pre-Closing CEO.

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“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of October 12, 2018, among L3 Technologies, Inc. (“L3”), Harris Corporation (“Harris”) and Leopard Merger Sub Inc., as amended, restated, supplemented or otherwise modified from time to time.

“Pre-Closing CEO” means the chairman, chief executive officer and president of this corporation as of immediately prior to the Effective Time.

 “Supermajority” of the directors then serving or, where applicable, the independent directors then serving means at least seventy-five percent (75%) of such directors or independent directors, as applicable; provided, that if such Supermajority yields a non-integer number of directors or independent directors, as applicable, the requisite number of directors or independent directors, as applicable, shall be rounded up to the nearest integer.

Section 2.            Board of Directors

A.          From and after the Closing Date until the third (3rd) anniversary of the Closing Date (the “Specified Post-Merger Period”), unless a Supermajority of the then-serving directors shall have adopted a resolution to the contrary (except that such resolution shall not provide that the business and affairs of this corporation shall be managed by or under the direction of a Board of Directors consisting of less than 8 or more than 13 directors), the Board of Directors shall be comprised of twelve (12) members.

B.           As of the Effective Time, the Board of Directors shall be composed of (i) five (5) Designated L3 Directors; (ii) five (5) Designated Harris Directors; (iii) the Former L3 CEO; and (iv) the Pre-Closing CEO.

C.          During the Specified Post-Merger Period, unless a Supermajority of the then-serving directors shall have adopted a resolution to the contrary, any vacancy on the Board of Directors shall be filled by a nominee designated and proposed by the Nominating and Governance Committee and approved by the affirmative vote of a Supermajority of the then-serving directors.

D.          During the Specified Post-Merger Period, unless a Supermajority of the then-serving directors shall have adopted a resolution to the contrary, any approval for nomination or nomination by the Board of Directors of any candidate for election to the Board of Directors at any meeting of stockholders at which the stockholders of the Company shall elect directors of the Company must be approved by the affirmative vote of a Supermajority of the then-serving directors, as applicable; provided, that if such candidate is a Former L3 Director or Former Harris Director then serving on the Board of Directors, such approval need only be by the affirmative vote of at least a majority of the then-serving directors.

Section 3.            Executive Chairman; Vice-Chairman and Lead Independent Director

A.          During the Specified Post-Merger Period, unless a Supermajority of the then-serving independent directors shall have adopted a resolution to the contrary, (i) the Pre-Closing CEO shall serve as Executive Chairman of the Board of Directors; and (ii) the Former L3 CEO shall serve as Vice Chairman of the Board of Directors.

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B.          As of the Effective Time, the Lead Independent Director of the Board of Directors shall be a Designated L3 Director designated by L3 prior to the Effective Time pursuant to Article IV of the Merger Agreement; provided that such Designated L3 Director must meet the independence standards of the NYSE with respect to the Company as of the Effective Time.

C.          During the Specified Post-Merger Period, unless a Supermajority of the then-serving independent directors shall have adopted a resolution to the contrary (excluding, with respect to any such resolution in regard to clauses (i) or (ii) below that is in respect of the Lead Independent Director, the Lead Independent Director then-serving in such role), (i) the removal of, or the failure to designate, appoint or elect, (A) the Pre-Closing CEO to serve as the Executive Chairman, (B) the Former L3 CEO to serve as the Vice Chairman or (C) the Designated L3 Director designated as the Lead Independent Director prior to the Effective Time to serve as the Lead Independent Director of the Board of Directors or (ii) any material modification to any of the duties or authority of each of the Executive Chairman, the Vice Chairman or the Lead Independent Director of the Board of Directors, in each case of clauses (i) and (ii), shall require the affirmative vote of a Supermajority of the then-serving independent directors (excluding, in each case of clauses (i) and (ii), to the extent such proposed removal, failure to designate, appoint or elect or such material modification is in respect of the Lead Independent Director, the Lead Independent Director then-serving in such role).

Section 4.            Board Committees

A.        During the Specified Post-Merger Period, unless a Supermajority of the then-serving directors shall have adopted a resolution to the contrary, (i) the Board of Directors shall designate, establish and maintain the following standing committees (each, a “Specified Post-Merger Committee”): (A) the Audit Committee, (B) the Nominating and Governance Committee; (C) the Finance Committee; and (D) the Compensation Committee; (ii) each such Specified Post-Merger Committee shall consist of at least four (4) directors and; (iii) the Board of Directors shall have discretion to change the name(s) of such standing committees from time to time by the affirmative vote of a majority of the then-serving directors.

B.         As of the Effective Time, each Specified Post-Merger Committee shall be composed of an equal number of Former Harris Directors and Former L3 Directors.  During the Specified Post-Merger Period, unless a Supermajority of the then-serving directors shall have adopted a resolution to the contrary, the members of each Specified Post-Merger Committee (including the initial members as of the Effective Time) shall be designated, appointed and approved by the affirmative vote of a Supermajority of the then-serving directors.

C.          As of the Effective Time, (i) the chairperson of the Audit Committee shall be a Former L3 Director; (ii) the chairperson of the Nominating and Governance Committee shall be a Former L3 Director; (iii) the chairperson of the Finance Committee shall be a Former Harris Director; and (iv) the chairperson of the Compensation Committee shall be a Former Harris Director.  During the Specified Post-Merger Period, unless a Supermajority of the then-serving directors shall have adopted a resolution to the contrary, the chairperson of each Specified Post-Merger Committee (including the initial chairperson for each Specified Post-Merger Committee as of the Effective Time) shall be designated, appointed and approved by the affirmative vote of a Supermajority of the then-serving directors; provided that each such designated chairperson must meet all director independence and other standards of the New York Stock Exchange and the U.S. Securities and Exchange Commission applicable to his or her service as chairperson.

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Section 5.             Integration Steering Committee

During the Specified Post-Merger Period, unless a Supermajority of the then-serving independent directors shall have adopted a resolution to the contrary, the Pre-Closing CEO and the Former L3 CEO shall (i) establish and co-chair an integration steering committee to be composed of executives and other employees to be mutually selected by the Pre-Closing CEO and the Former L3 CEO at any time and from time to time and (ii) have joint responsibility for overseeing the officer of this corporation that is responsible for leading the integration process of the businesses of Harris and L3 following the Effective Time.

Section 6.             Chief Executive Officer

A.          Until the second (2nd) anniversary of the Closing Date, unless a Supermajority of the then-serving independent directors shall have adopted a resolution to the contrary, the Pre-Closing CEO shall serve as the Chief Executive Officer.  As of the Effective Time, the Chief Executive Officer shall be responsible for oversight of enterprise-wide functions; and executive officers, including the President and Chief Operating Officer, Chief Financial Officer, Human Resources Officer, General Counsel, Chief Technology Officer and Chief Information Officer, shall directly report to the Chief Executive Officer; provided, however, that the performance evaluation of the President and Chief Operating Officer shall be conducted by the then-serving independent directors.

B.          From the second (2nd) anniversary of the Closing Date until his resignation, removal (in accordance with this Section 6) or other permanent cessation of service (unless he shall have earlier resigned or otherwise permanently ceased his service to this corporation), the Former L3 CEO shall serve as the Chief Executive Officer, unless prior to the expiration of the Specified Post-Merger Period, a Supermajority, and after the expiration of the Specified Post-Merger Period a majority, of the then-serving independent directors shall have adopted a resolution to the contrary.

C.           During the Specified Post-Merger Period, unless a Supermajority of the then-serving independent directors shall have adopted a resolution to the contrary, the following actions shall require the affirmative vote of a Supermajority of the then-serving independent directors:

(i)          the removal of, or failure to appoint, (A) prior to the second (2nd) anniversary of the Closing Date, the Pre-Closing CEO (unless he shall have earlier resigned or otherwise permanently ceased his service to this corporation) and (B) on and after the second (2nd) anniversary of the Closing Date until the expiration of the Specified Post-Merger Period (unless he shall have earlier resigned or otherwise permanently ceased his service to this corporation), the Former L3 CEO, in each case, as Chief Executive Officer;

(ii)         cancel, delay or otherwise prevent the appointment of the Former L3 CEO as the Chief Executive Officer on the second (2nd) anniversary of the Closing Date (unless he shall have earlier resigned or otherwise permanently ceased his service to this corporation);

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(iii)        the replacement of the Chief Executive Officer upon his resignation, removal or other permanent cessation of service (provided, that upon the removal (in accordance with this Section 6), resignation or other permanent cessation of service of the Pre-Closing CEO as Chief Executive Officer prior to the second (2nd) anniversary of the Closing Date, the Former L3 CEO shall be appointed and serve as the Chief Executive Officer (unless he shall have earlier resigned or otherwise permanently ceased his service to this corporation));

(iv)        any material modification to any of the duties, authority or reporting relationships of the Chief Executive Officer; or

(v)         any material modification to the compensation arrangements of the Chief Executive Officer (if either the Pre-Closing CEO or the Former L3 CEO is then serving as the Chief Executive Officer).

Section 7.             President and Chief Operating Officer

A.          Until the second (2nd) anniversary of the Closing Date, unless a Supermajority of the then-serving independent directors shall have adopted a resolution to the contrary, the Former L3 CEO shall serve as the President and Chief Operating Officer.  As of the Effective Time, the President and Chief Operating Officer shall be responsible for oversight of operational functions; and operating functions, including the president(s) of each operating segment, business development, supply chain and manufacturing, shall directly report to the President and Chief Operating Officer.

B.         Until the second (2nd) anniversary of the Closing Date, unless a Supermajority of the then-serving independent directors shall have adopted a resolution to the contrary, the following actions will require the affirmative vote of a Supermajority of the then-serving independent directors:

(i)          the removal of, or failure to appoint, the Former L3 CEO as President and Chief Operating Officer (unless he shall have earlier resigned or otherwise permanently ceased his service to this corporation);

(ii)         any material modification to any of the duties, authority or reporting relationships of the President and Chief Operating Officer; or

(iii)        any material modification to the compensation arrangements of the President and Chief Operating Officer (if the Former L3 CEO is then serving as President and Chief Operating Officer).

Section 8.             Corporate Headquarters

As of the Effective Time, the headquarters of this corporation shall be in Melbourne, Florida (which headquarters shall, for purposes of this Certificate of Incorporation, be deemed to be the “principal executive office” and “principal place of business” of this corporation).

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Section 9.             Amendments to this Article FOURTEENTH; Conflicts

A.          During the Specified Post-Merger Period, the provisions of this Article FOURTEENTH shall not be modified, amended or repealed, and any provision of this Article FOURTEENTH or other resolution inconsistent with this Article FOURTEENTH shall not be adopted, or any such modification, amendment, repeal or inconsistent provision of this Article FOURTEENTH or other resolutions shall not be recommended for adoption by the stockholders of this corporation (each, an “Amendment”), without the approval of a Supermajority of the then-serving directors; provided that (i) the approval of a Supermajority of the then-serving independent directors shall be required for any Amendment of Section 3 of this Article FOURTEENTH (other than to the extent such Amendment relates to the Lead Independent Director), Section 6 of this Article FOURTEENTH and Section 7 of this Article FOURTEENTH and (ii) the approval of a Supermajority of the then-serving independent directors (excluding the Lead Independent Director if a Lead Independent Director is then-serving in such role) shall be required for any Amendment of Section 3 of this Article FOURTEENTH to the extent such Amendment relates to the Lead Independent Director.

B.          In the event of any inconsistency between any other provision of this Certificate of Incorporation (other than Article TENTH) or any provision of the by-laws of this corporation, on the one hand, and any provision of this Article FOURTEENTH, on the other hand, the provisions of this Article FOURTEENTH shall control; provided, that in the event of any inconsistency between Article TENTH of this Certificate of Incorporation and the provisions of this Article FOURTEENTH, the provisions of Article TENTH shall control.”

2.            The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

3.            This Certificate of Amendment shall become effective as of 12:01 a.m., Eastern Daylight Time, on June 29, 2019.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed and acknowledged on its behalf by its duly authorized officer as of this 28th day of June, 2019.

HARRIS CORPORATION

By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Senior Vice President, General Counsel and Secretary

[Signature Page to Certificate of Amendment]